Exhibit 8
List of Subsidiaries

Jurisdiction
Subsidiary	of Incorporation
Lumenis Holdings Inc.	Delaware
Lumenis Inc.	Massachusetts
Sharplan Lasers Inc.	Delaware
Lumenis (Mexico) SA de CV	Mexico
Applied Optronics Corp.	Delaware
Sahar Technologies Inc.	California
Luxar Corporation (Administratively Dissolved)	Washington
Sharplan 2000 Inc.	Delaware
Opus Dent U.S.A. Inc.	Delaware
Spectron Lasers USA Inc.	Delaware
Laser Industries Ltd.	Israel
Opusdent Ltd.	Israel
Medic Lightech Ltd.(1)	Israel
L.B.T. Ltd.	Israel
Spectron Cosmetics Ltd.	Israel
Lumenis (Holland) BV	Holland
Lumenis (UK) Limited	UK
Sharplan Lasers (UK) Ltd.	UK
Spectron Cosmetics Holdings Ltd.	UK
Spectron Cosmetics Ltd.	UK
Sharplan Lasers (Europe) Ltd.	UK
Lumenis (Germany) GmbH	Germany
Lumenis (Austria) GmbH	Austria
Lumenis (France) SARI	France
Lumenis (Italy) SARI	Italy
Opusdent GmbH Germany	Germany
Lumenis (HK) Ltd.	Hong Kong
Lumenix (Asia Pacific) Ltd.	Hong Kong
Lumenis Japan Co. Ltd.	Japan
Lumenis Star Co. Ltd.	Japan
Wuhan Sharplan Chutian Medical Laser Manufacturing Ltd.(2)	China
Ke Yi Ren Medical Laser Equipment Trading (Beijing) Co. Ltd.	China
Aestilight Japan Ltd	Japan
Lumenis India Private Ltd.	India

(1)	99.9% owned by Lumenis Ltd.

(2)	51% owned by Lumenis